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                                                                   EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors


Genovo, Inc.:



   We consent to the use of our report dated August 4, 2000, except as to the first paragraph of note 12 which is as of September 19, 2000, the second paragraph of note 12 which is as of September 17, 2000 and the third paragraph of note 12 which is as of October 30, 2000, with respect to the balance sheets of Genovo, Inc. as of June 30, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended June 30, 2000 and for the period from September 12, 1992 (inception) to June 30, 2000, incorporated herein by reference from the Form 8-K/A filed by Targeted Genetics Corporation on November 9, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/  KPMG LLP



Princeton, New Jersey


January 21, 2002